                                                                EXHIBIT 23.4

                        INDEPENDENT AUDITOR'S CONSENT




The Board of Directors
Paging and Cellular of Texas

We consent to the incorporation by reference in this registration statement on Form S-3 of ProNet Inc. of our report dated September 8, 1995, with respect to the financial statements of Paging and Cellular of Texas which appears in the Form 8-K of ProNet Inc. dated September 15, 1995, and to the reference to our firm under the heading "Experts" in the prospectus.



                                       /s/ KPMG PEAT MARWICK LLP
                                    -------------------------------
                                         KPMG Peat Marwick LLP




Houston, Texas
May 6, 1996

                                                                EXHIBIT 23.4



                        INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Paging and Cellular of Texas

We consent to the incorporation by reference in the registration statements below of ProNet Inc. of our report dated September 8, 1995, with respect to the financial statements of Paging and Cellular of Texas, which appears in the Form 8-K of ProNet Inc. dated September 15, 1995:

        Form S-8       No. 33-18977       1987 Stock Option Plan

        Form S-8       No. 33-52606       1987 Stock Option Plan

        Form S-8       No. 33-80382       1994 Stock Option Plan

        Form S-8       No. 33-81220       Non-Employee Director
                                           Stock Option Plan

        Form S-8       No. 33-66193       1995 Long-Term Incentive Plan

        Form S-3       No. 33-61279       2,000,000 Shares Registered



                                       /s/ KPMG PEAT MARWICK LLP
                                   ---------------------------------
                                        KPMG Peat Marwick LLP


Houston, Texas
May 6, 1996